NUMBER: **521858**

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

CERTIFICATE OF INCORPORATION

I Hereby Certify *that*

521858 B.C. LTD.

has this day been incorporated under the *Company Act*

Issued *under my hand at Victoria, British Columbia*
on June 12, 1996

JOHN S. POWELL
Registrar of Companies

BRITISH COLUMBIA

NUMBER: **521858**

CERTIFICATE OF CHANGE OF NAME

COMPANY ACT

I Hereby Certify *that*

521858 B.C. LTD.

has this day changed its name to

GOLDEN GOLIATH RESOURCES LTD.

Issued *under my hand at Victoria, British Columbia on September 10, 1998*

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA